Exhibit 8.1

Chrysler Center 666 Third Avenue New York, NY 10017 212-935-3000 212-983-3115 fax www.mintz.com

December 13, 2017

DropCar, Inc.

1412 Broadway, Suite 2105

New York, NY 10018

Ladies and Gentlemen:

We have acted as counsel to DropCar, Inc., a Delaware corporation (“DropCar”), in connection with the transactions described in the Registration Statement on Form S-4 (File No. 333-220891) originally filed with the Securities and Exchange Commission on October 10, 2017 as amended through the date hereof (the “Registration Statement”) of which this exhibit is a part. All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms not defined herein have the meanings set forth in the Registration Statement.

In preparing this opinion, we have examined and relied upon (i) the Registration Statement, including the Proxy Statement/Information Statement/Prospectus included therein, (ii) the Agreement and Plan of Merger and Reorganization dated as of September 6, 2017 and as amended as of October 10, 2017, November 21, 2017 and December 4, 2017 (collectively, the “Reorganization Agreement”) by and among WPCS International Incorporated, a Delaware corporation (“WPCS”), DC Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of WPCS (“Merger Sub”), and DropCar, (iii) the tax representation letters delivered to us by DropCar, Merger Sub and WPCS and (iv) such other documents as we have deemed necessary or appropriate in order to enable us to render this opinion. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that the transactions described in the Registration Statement will be consummated in accordance with the description in the Registration Statement.

In rendering this opinion, we have assumed without investigation or verification that the facts and statements set forth in the Registration Statement and the Reorganization Agreement are true, correct and complete in all material respects; that the merger will be completed in accordance with the Registration Statement and the Reorganization Agreement; that the representations and covenants contained in tax representation letters delivered to us by DropCar, Merger Sub and WPCS are true correct and complete; that there is no change in applicable law between the date hereof and the effective time of the merger; that any representation in any of the documents referred to herein that is made “to the best of the knowledge and belief” (or similar qualification) of any person or party is true, correct and complete without such qualification; and that, as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is no such plan, intention, understanding or agreement. Any inaccuracy in, or breach of, any of the aforementioned statements, representations or assumptions could adversely affect our opinion.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston | London | Los Angeles | New York | San Diego | San Francisco | Stamford | Washington

 Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

December 13, 2017

Our opinion is based on existing provisions of the Code, Treasury Regulations, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service as in effect on the date of this opinion, all of which are subject to change (possibly with retroactive effect) or reinterpretation. No assurances can be given that a change in the law on which our opinion is based or the interpretation thereof will not occur or that such change will not affect the opinion expressed herein. We undertake no responsibility to advise of any such developments in the law.

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we believe that the merger of Merger Sub with and into DropCar pursuant to the Reorganization Agreement will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

No opinion is expressed as to any matter not discussed herein.

We hereby consent to the use of our name under the heading “The Merger – Material U.S. Federal Income Tax Consequences of the Merger,” and “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
MINTZ, LEVIN, COHN, FERRIS,
GLOVSKY and POPEO, P.C.